UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 16, 2016

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

1800 West Pasewalk Ave. Ste. 200 Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2016, Condor Hospitality Trust, Inc. (the “Company” or “Condor”) entered into a series of agreements providing for:

•	the issuance and sale of Condor’s Series D Cumulative Convertible Preferred Stock (the “Series D Stock”) under a private transaction to SREP III Flight-Investco, L.P. (“SREP”), an affiliate of StepStone Group LP;

•	the cash redemption of all of Condor’s outstanding Series A Cumulative Preferred Stock (the “Series A Stock”) and Series B Cumulative Preferred Stock (the “Series B Stock”); and

•	the exchange of all of Condor’s outstanding Series C Cumulative Convertible Preferred Stock (the “Series C Stock”) for Series D Stock.

The agreements, related transactions and terms of the Series D Stock are discussed below.

Stock Purchase Agreement

On March 16, 2016, Condor and SREP entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which Condor issued and sold 3,000,000 shares of Series D Stock to SREP on the same date for an aggregate purchase price of $30,000,000. The Stock Purchase Agreement required that $20,147,000 of the purchase price be deposited into an escrow account for purposes of effecting the redemption of the Series A Stock and Series B Stock and that the remaining amount of the purchase price be delivered to Condor.

Redemption

The Stock Purchase Agreement requires Condor to redeem all outstanding shares of the Series A Stock and Series B Stock. On March 16, 2016, Condor issued notices to redeem the Series A Stock and Series B Stock on April 15, 2016 as follows:

•	all 803,270 outstanding shares of the Series A Stock (NASDAQ: CDORP; CUSIP No. 20676Y205) will be redeemed at the redemption price of $10.00 per share plus $2.084940 per share in accrued and unpaid dividends (plus compounded interest) through the redemption date; and

•	all 332,500 outstanding shares of the Series B Stock (NASDAQ: CDORO; CUSIP No. 20676Y304) will be redeemed at the redemption price of $25.00 per share plus $6.354167 per share in accrued and unpaid dividends through the redemption date.

With notice given, and the redemption funds deposited in escrow, all rights of the holders of the holders of the Series A Stock and Series B Stock terminated, except the right to receive the redemption price.

Exchange Agreement

The Company entered into an Agreement (the “Exchange Agreement”) dated March 16, 2016 with Real Estate Strategies L.P. (“RES”) and IRSA Inversiones y Representaciones Sociedad Anónima (“IRSA”) pursuant to which all 3,000,000 outstanding shares of Series C Stock were exchanged for 3,000,000 shares of Series D Stock. Pursuant to the Exchange Agreement, in lieu of payment of accrued and unpaid dividends in the amount of $4,947,370 on the Series C Stock, Condor (a) paid to RES an amount of cash equal to $1,484,211, (b) issued to RES 245,156 shares of Series D Stock (such that RES, IRSA and their affiliates do not beneficially own in excess of 49% of the voting stock of Condor) and (c) issued to RES a promissory note, bearing interest at 6.25% per annum, in the principal amount of $1,011,599 and convertible into a number of shares of Series D Stock that would have otherwise been issued on account of the remaining accrued and unpaid dividends but for the foregoing 49% limitation (the “Note”).

If Series D Stock is outstanding, RES at its option may at any time elect to convert the Note, in whole or part, by notice delivered to the Company, into a number of shares of Series D Stock, determined by dividing the principal amount of the Note to be converted by $10.00, provided that, any such conversion shall be reduced such that RES, together with its affiliates, does not beneficially own more than 49% of the voting stock of the Company. Any such conversion shall reduce the principal amount of the Note proportionally.

Any time the Series D Stock is required by its terms to be converted into common stock, par value $0.01 per share, of the Company (the “Common Stock”), the Note will be automatically converted into the number of shares of Common Stock that RES would have received had RES converted this Note into Series D Stock immediately prior to the conversion of the Series D Stock, provided that, any such conversion shall be reduced such that RES, together with its affiliates, does not beneficially own more than 49% of the voting stock of the Company, and the Note shall be thereafter converted from time to time when any such conversion will not result in RES, together with its affiliates, beneficially owning more than 49% of the voting stock of the Company. Any such partial conversion will reduce the principal amount of the Note proportionally.

Series D Stock

The principal terms of the Series D Stock are set forth below:

Dividends. A holder will receive preferential cumulative cash dividends at the rate of 6.25% per annum of the $10.00 face value per share (equivalent to a fixed annual amount of $0.625 per year) as an annual cumulative dividend, payable quarterly, commencing June 30, 2016, for each share of Series D Stock, when authorized by the Board or a duly authorized committee thereof. Dividends are cumulative and accrue, whether or not declared, and unpaid dividends will earn 6.25% interest, compounded quarterly.

Whenever the dividends on any share of Series D Stock are in arrears for four consecutive quarters, then upon written notice delivered by one or more holders that hold in the aggregate not less than 40% of the outstanding Series D Stock (a “Dividend Event Notice”), the Company shall

(i) take all appropriate action reasonably within its means to maximize the assets legally available for paying such dividends and to monetize such assets (for example, but without limiting the generality of the foregoing, by selling or liquidating all of some of the Company’s assets or by selling the Company as a going concern), (ii) pay out of all such assets legally available (including any proceeds from any sale or liquidation of such assets) the maximum possible amount of such unpaid dividends, and (iii) thereafter, at any time and from time to time when additional assets of the Company (including any proceeds from any sale or liquidation of such assets) become legally available to pay such unpaid dividends, pay such remaining unpaid dividends until all dividends accumulated on the Series D Stock have been fully paid.

Rank. With respect to dividend rights and rights upon the Company’s liquidation, dissolution or winding up, the Series D Stock will rank (a) prior or senior to the Common Stock, (b) prior or senior to all classes or series of preferred stock issued by the Company (the “Preferred Stock”), the terms of which specifically provide that such shares rank junior to the Series D Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company (together with the Common Stock, collectively, “Junior Shares”), (c) on a parity with the Series A Stock, the Series B Stock and the Series C Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company and with all classes or series of shares of Preferred Stock issued by the Company, the terms of which specifically provide that such shares rank on a parity with the Series D Preferred Stock (collectively, “Parity Shares”) and (d) junior to all existing and future indebtedness of the Company.

Liquidation Preference. Upon Condor’s liquidation, dissolution or winding up, before any distribution is made to the holders of Common Stock or any other capital stock that ranks junior, the holders of the Series D Stock are entitled to a liquidation preference of $10.00 per share (the “Liquidation Preference”), plus the sum of (i) an amount equal to any accrued and unpaid dividends to the date of payment and (ii) (A) $2.00 per share in cash, if the liquidation, dissolution or winding up occurs on or before March 16, 2019, (B) $3.00 per share in cash, if the liquidation, dissolution or winding up occurs from March 16, 2019 and on or before March 16, 2020, or (C) $4.00 per share in cash, if the liquidation, dissolution or winding up occurs after March 16, 2020.

Special Liquidation Distribution. If a qualified stock offering (a “Qualified Offering” described below) has not occurred on or before March 31, 2021, holders that hold in the aggregate not less than 40% of the outstanding shares of the Series D Stock have the right to elect by written notice to the Company (a “Special Liquidation Event Notice”) to have the Company fully liquidate in a commercially reasonable manner as determined by the Board of Directors of the Company (the “Board”) to provide for liquidation distributions to the holders of the Series D Stock in an amount per share of Series D Preferred Stock equal to $14.00 in cash (the “Liquidation Special Distribution”), plus accrued and unpaid dividends (whether or not declared) on the Series D Preferred Stock through the date on which such liquidation distributions are made to the holders of the Series D Preferred Stock. If the Special Liquidation Event Notice has been delivered to the Company, then the dividend rate on the Series D Stock after March 31, 2021 will increase from 6.25% per annum to 12.5% per annum.

Redemption. The Company may redeem each outstanding share of Series D Stock, at any time but subject to the requirements for the share price of the Common Stock and the approvals set forth below, in all cases for cash at a redemption price equal to the redemption amount per share set forth below (the “Redemption Amount”), plus all accrued and unpaid dividends thereon to the date of redemption (i) in whole, or (ii) in part, provided that (x) any partial redemptions are made pro rata (as nearly as practicable without creating factional shares) to all holders of Series D Preferred Stock, (y) any partial redemptions do not in the aggregate exceed $30,000,000 in Liquidation Preference, and (z) the Company may not borrow funds, or delay making any capital expenditures or paying any operating expenses, for the purpose of making any such partial redemptions.

The “Redemption Amount” with respect to a share of Series D Stock means:

(i) 120% of the Liquidation Preference for redemption on or before March 16, 2019;

(ii) 130% of the Liquidation Preference for redemption from March 16, 2019 and prior to March 16, 2020; and

(iii) 140% of the Liquidation Preference for redemption on or after March 16, 2020.

Prior to receiving a Special Event Liquidation Notice, the Company may not call shares of Series D Preferred Stock for redemption unless the closing sales price of the Common Stock equals or exceeds $1.60 per share on the trading day immediately preceding the date the notice of redemption is given. The closing sales price of the Common Stock shall be as reported by the Nasdaq Stock Market or any other national securities exchange on which the shares of Common Stock are then listed for trading, or if none, the most recently reported “over the counter” trade price or if none, as determined in good faith by the Board and set forth in a resolution adopted by no less than seven of the nine members of the Board. Further, a call for redemption may only be made with the approval of no less than seven of the nine members of the Board if the closing sale price of the Common Stock is between and including $1.60 and $1.99 per share, and with the approval of no less than a majority of the members of the Board if the closing sale price of the Common Stock is $2.00 or higher per share. A call for redemption made after the Company has received a Special Event Liquidation Notice requires the approval of no less than a majority of the members of the Board. A holder of Series D Stock may exercise conversion rights with respect to any shares of the holder’s Series D Preferred Stock called for redemption up to the date of the payment of the redemption price of such shares.

Conversion. The Series D Stock is convertible, at the option of the holder, at any time into common stock at a conversion price of $1.60 for each share of common stock, which is equal to the rate of 6.25 shares of Common Stock for each share of Series D Preferred Stock.

Conversion Price. The initial conversion price will be $1.60, but the conversion price will be subject to anti-dilution adjustments upon the occurrence of stock splits and stock dividends.

Required Conversion. All outstanding shares of Series D Stock shall be converted into the number of shares of Common Stock automatically upon closing of a Qualified Offering without any further action by the holders of such shares or the Company. As promptly as practicable following such Qualified Offering, the Company shall send each holder of shares of Series D Stock written notice of such event, along with the payment of any accrued and unpaid dividends with respect to such shares of Series D Stock through the Conversion Date.

“Qualified Offering” means (i) the sale of Common Stock in a single offering of at least $50,000,000 or (ii) the sale of Common Stock in up to three separate offerings totaling at least $75,000,000 in the aggregate, in each case at an offering price per share of Common Stock equal to at least the lesser of:

(i) $2.00 per share (appropriately adjusted for anti-dilution events described above) if the closing of the applicable Qualified Offering occurs on or before September 16, 2017;

(ii) the greater of (x) $2.00 per share (appropriately adjusted in the same manner as the Conversion Price pursuant to Section 10 below) or (y) 90% of “NAV” per share of Common Stock if the closing of the applicable Qualified Offering occurs after September 16, 2017; or

(iii) $1.60 (appropriately adjusted for anti-dilution events described above) or more upon any closing of any Qualified Offering, provided the Company immediately following the receipt of the net proceeds from the closing of such Qualified Offering makes a cash “Make Whole Payment” to each of the holders of Series D Stock, provided that, the Make Whole Payment shall not exceed the Issuance Market Value Difference.

“Issuance Market Value Difference” means an amount equal to (i) the Conversion Price, minus (ii) the closing consolidated bid price on March 15, 2016 as reported by Nasdaq, adjusted if the Conversion Price is adjusted, in the same manner. The closing consolidated bid price on March 15, 2016 was $0.80 per share of Common Stock.

“NAV” means the net asset value of the Company per share of Common Stock, as net asset value is commonly determined by exchange listed funds and research analysts, immediately prior to the closing of the applicable Qualified Offering.

“Make Whole Payment” means, with respect to each share of Common Stock into which an outstanding share of Series D Stock is converted as a result of a Qualified Offering, an amount per share of such Common Stock determined by the following formula:

1.3*(A – B) = Make Whole Payment

where

A = $2.00, if 90%NAV - $2.00 is a negative number

A = 90%NAV, if 90%NAV- $2.00 is a positive number

B = Adjusted NAV

If A-B is a negative number then the Make Whole Payment is $0.

“Adjusted NAV” means NAV adjusted for the effects of the applicable Qualified Offering, determined by the following formula: the quotient of (i) the sum of (A) NAV, multiplied by the number of shares of outstanding Common Stock assuming full conversion of Series D Stock, plus (B) the net offering proceeds from the Qualified Offering, divided by (ii) the number of shares of Common Stock outstanding after the Qualified Offering.

Voting Rights with Common Stock. The holders of Series D Preferred Stock vote their Series D Stock as a single class with the holders of the Common Stock on all matters submitted to such holders for vote or consent. For each such vote or consent, each share of Series D Stock entitles the holder to cast one vote for each whole vote (rounded to the nearest whole number) that such holder would be entitled to cast had such holder converted its Series D Stock into shares of Common Stock as of the date immediately prior to the record date for determining the shareholders of the Company eligible to vote on any such matter.

Voting Rights as a Class. So long as any shares of Series D Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of not less than 75% of the Series D Stock, voting separately as a class:

(i) amend, alter, repeal or make other changes to any provision of the terms of the Series D Stock of any provision elsewhere in the Articles so as to adversely affect any right, preference, privilege or voting power of the Series D Stock or the holders thereof, including without limitation any amendment, alteration, repeal or other change effected in connection with a merger, consolidation or similar transaction (any such transaction, which for the avoidance of doubt does not include any liquidation, dissolution or winding up of the Company, an “Event”);

(ii) authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock or rights to subscribe to or acquire any class or series of capital stock or any class or series of capital stock convertible into any class or series of capital stock, in each case ranking on a parity with, or senior to, the Series D Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company or otherwise, or reclassify any shares of capital stock into any such shares;

(iii) except for dividends or distributions of cash from the Company’s funds from operations and except as required to preserve the Company’s qualification as a real estate investment trust under the Internal Revenue Code of 1986 (the “Code”), declare or pay any dividends or other distributions on shares of Common Stock or any other Junior Shares;

(iv) except with respect to a Dividend Event Notice or a Special Liquidation Event Notice, (A) merge, consolidate, liquidate, dissolve or wind up the Company or (B) sell, lease or convey all or substantially all of the assets of the Company;

(v) except for a Qualified Offering, sell, issue or potentially issue in an offering by the Company of Common Stock (or securities convertible into or exercisable Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting stock of the Company outstanding before the issuance;

(vi) engage in any transaction in which the Company is to be a participant and the amount involved exceeds $120,000, other than employment compensation, and in which any of the Company’s directors or executive officers or any member of their immediate families will have a material interest, exclusive of interests arising solely from the ownership of a class of equity securities of the Company provided that all holders of such class of equity securities receive the same benefit on a pro rata basis;

(vii) redeem, or otherwise buy back (including in the open market, but excluding shares exchanged or withheld for the exercise price and/or taxes with respect to employee awards) any shares of common stock until all the shares of the Series D Stock converted, exchanged or redeemed; or

(viii) agree or commit to do any of the foregoing.

However, any Event in which the Series D Stock (or any equivalent class or series of stock or shares issued by the surviving corporation, trust or other entity in connection with such Event) remains outstanding after such Event with the same ranking, preferences, rights, voting powers and other terms of the Series D unchanged shall not be deemed to adversely affect the rights, preferences, privileges or voting power of holders of the Series D Stock for purposes of subclause (i) above and also will not be subject to subclause (iv) above; and provided, further, that any Event and any liquidation, dissolution or winding up of the Company in which the holders of Series D Stock receive cash in the amount of the Redemption Amount plus accrued and unpaid dividends in exchange for each of their shares of Series D Stock will not be subject to subclause (i) or subclause (iv) above.

With respect solely to the exercise of the above described voting rights as a class, each share of Series D Stock has one vote per share.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series D Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Investor Rights Agreement

The Company entered into an Investor Rights Agreement (the “Investor Rights Agreement”) dated March 16, 2016 with SREP and StepStone Group Real Estate LP (“StepStone”) pursuant to which (a) John M. Dinkel, Kelly A. Walters and George R. Whittemore resigned as members of the Condor board of directors and (b) the Company appointed three director nominees selected by StepStone to the Condor Board of Directors (Jeff Giller, Brendan MacDonald and Mark Lineham). The Company also agreed to maintain the Condor Board of Directors at no more than nine members.

StepStone may nominate the following number of directors if it beneficially owns the indicated percentage of voting power of Condor: (a) three directors if it owns 22% or more of the outstanding voting power, (b) two directors if it owns 14% or more but less than 22% of the outstanding voting power, and (c) one director if it owns 7% or more but less than 14% of the outstanding voting power.

As long as StepStone has the right to nominate at least two directors, not less than one of those directors must be appointed to the investment, nominating and compensation committees (subject to the independence requirements of the NASDAQ Stock Market listing standards).

Pursuant to the Investor Rights Agreement, the StepStone nominees will be nominated and recommended for election at each annual meeting of Condor shareholders. Subject to the terms of the Investor Rights Agreement, StepStone also agreed to vote for the election of the current Condor Board of Directors who remain on the Condor Board of Directors and their successors as nominated by the nominating committee of the Condor Board of Directors.

The Investor Rights Agreement also requires the Company to register the resale of the common stock issued to StepStone or specified affiliates upon conversion of the Series D Stock.

The Company granted StepStone and its affiliates, among other rights, the right to purchase equity shares or securities convertible into equity shares in future Company offerings on a pro rata basis based on their combined ownership of voting power on a fully diluted basis, until the fifth anniversary of the Investor Rights Agreement (or third anniversary if StepStone and its affiliates beneficially own less than 10,000,000 shares of Common Stock).

The terms of the foregoing agreements and the terms of Series D Stock are qualified in their entirety by reference to the agreements and instruments attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference. The securities sold were offered and sold in a transaction exempt from registration under the Securities Act of 1933, in reliance on Section 4(a)(2) thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) John M. Dinkel, Kelly A. Walters and George R. Whittemore resigned as members of the Board of Directors effective March 16, 2016.

(d) Pursuant to the Investor Rights Agreement, the Board appointed Jeff Giller, Brendan MacDonald and Mark Lineham as members of the Condor board of directors on March 16, 2016. Messrs. Giller and MacDonald are affiliated with StepStone, and the information set forth in Item 1.01 above is incorporated herein by this reference. Directors receive an annual retainer of $20,000. Additionally, directors receive $10,000 per meeting attended in person and $500 per telephonic meeting. At least one of each of Messrs. Giller, MacDonald and Lineham will be appointed a member of the Audit Committee, Compensation Committee, Nominating Committee and Investment Committee. The directors when appointed to committees, pursuant to the Investor Rights Agreement, will receive certain fees in connection with committee service. Committee chairmen receive compensation as follows: Audit Committee chairman annual retainer of $3,000 and Compensation Committee chairman annual retainer of $1,500. Each Audit Committee member, other than the chairman, receives a fee of $375 per quarter. The Investment Committee chairman receives a monthly fee of $750. Each member of the Investment Committee who is an independent director, other than the chairman, receives a monthly fee of $500. From time to time, directors, as authorized representatives of the Board, engage in Board duties outside of meetings, and receive fees for the performance of such additional Board duties in an hourly or daily amount previously set by the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 16, 2016, the Company supplemented its Amended and Restated Articles of Incorporation, as amended, by filing Articles Supplementary thereto, which classifies and establishes the Series D Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Amended and Restated Articles of Incorporation of the Company, as amended.

3.2 Articles Supplementary of the Company classifying and establishing the Series D Stock and filed as a supplement to the Amended and Restated Articles of Incorporation, as amended, of the Company.

10.1 Stock Purchase Agreement, dated as of March 16, 2016, between SREP III Flight-Investco, L.P. and the Company.

10.2 Investor Rights Agreement, dated as of March 16, 2016, by and among SREP III Flight-Investco, L.P., StepStone Group Real Estate LP and the Company.

10.3 Agreement, dated as of March 16, 2016, by and among Real Estate Strategies L.P., IRSA Inversiones y Representaciones Sociedad Anónima and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: March 17, 2016	By:	/s/ Jonathan Gantt
Name: Jonathan Gantt
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Articles of Incorporation of the Company, as amended.

3.2	Articles Supplementary to the Company classifying and establishing the Series D Stock and filed as a supplement to the Amended and Restated Articles of Incorporation, as amended, of the Company.

10.1	Stock Purchase Agreement, dated as of March 16, 2016, between SREP III Flight-Investco, L.P. and the Company.

10.2	Investor Rights Agreement, dated as of March 16, 2016, by and among SREP III Flight-Investco, L.P., StepStone Group Real Estate LP and the Company.

10.3	Agreement, dated as of March 16, 2016, by and among Real Estate Strategies L.P., IRSA Inversiones y Representaciones Sociedad Anónima and the Company.